Exhibit 99.1

DuPont Announces Preliminary Fourth Quarter and Full Year 2023 Results and Provides Initial First Quarter 2024 Outlook
Schedules Quarterly Earnings Conference Call for February 6, 2024

WILMINGTON, Del., Jan. 24, 2024 - DuPont (NYSE: DD) today announced preliminary financial results(1) for the fourth quarter and full year ended December 31, 2023, provided an initial outlook for the first quarter of 2024 and scheduled its fourth quarter 2023 quarterly earnings conference call.

Preliminary Fourth Quarter and Full Year 2023 Results

	4Q'23 (Preliminary)	FY'23 (Preliminary)
Net sales	~$2.90 billion	~$12.07 billion
GAAP Income (loss) from continuing operations	$(370) to $(220) million	$460 to $610 million
Operating EBITDA(2)	~$715 million	~$2.94 billion
GAAP EPS from continuing operations	$(0.88) - $(0.52)	$0.92 - $1.28
Adjusted EPS(2)	$0.85 - $0.87	$3.46 - $3.48
Cash provided by operating activities – cont. ops.	~$640 million	~$2.19 billion
Adjusted free cash flow(2)	~$500 million	~$1.57 billion

Initial First Quarter 2024 Outlook
•Net Sales expected to be approximately $2.8 billion
•Operating EBITDA(2) expected to be approximately $610 million
•Adjusted EPS(2) expected to be approximately $0.63 - $0.65

“In a continued lower volume environment, we remain focused on the operational levers within our control with strong cash generation during the fourth quarter,” said Ed Breen, DuPont Executive Chairman and Chief Executive Officer. “As we finished 2023, we saw additional channel inventory destocking within our industrial businesses as well as continued weak demand in China. We are seeing similar trends continue and expect sequential sales and earnings to decline in the first quarter of 2024, driven by these factors and the absence of certain discrete items which benefited fourth quarter operating EBITDA.”

“We continue to see stabilization within Semiconductor Technologies with slight sequential sales lift occurring in the fourth quarter as expected and we remain confident of a broad-based market recovery for electronics materials in 2024,” Breen continued. “Further, we have acted quickly in executing the restructuring actions announced last November and will begin to realize associated cost savings later in the first quarter. Our current expectation for full year 2024 financial performance includes expected sequential improvement in sales and an approximate ten percent operating EBITDA increase in the second quarter from first quarter, as well as a return to year-over-year sales and earnings growth in the second half of the year.”

“We will provide more detail on the fourth quarter and full year 2023 as well as our 2024 outlook as part of our fourth quarter earnings conference call on February 6th,” Breen concluded.

DuPont’s financial closing procedures for the fourth quarter and year ended December 31, 2023 are not yet complete. It is possible that the final results may differ from the preliminary results, and that our first quarter outlook may change from the initial outlook discussed above between now and when results are finalized.

(1) Results are presented on a continuing operations basis. See page 3 for further information, including the basis of presentation included in this release.
(2) Operating EBITDA, adjusted EPS and adjusted free cash flow are non-GAAP measures and only reflect continuing operations. See page 4 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 5 of this communication.

In connection with the preparation of fourth quarter and full year 2023 financial statements, driven by current market conditions, including incremental channel inventory destocking, DuPont identified a triggering event as of December 31, 2023 and performed an impairment analysis of the Protection reporting unit within the Water & Protection segment as of December 31, 2023. The carrying value of the Protection reporting unit contains historical DuPont assets and liabilities measured at fair value in connection with the merger between Dow and DuPont. Based on preliminary analysis, DuPont expects to record a non-cash goodwill impairment charge in the range of $750 million to $850 million which is included in the preliminary fourth quarter and full year 2023 GAAP ranges noted above.

Fourth Quarter 2023 Earnings Conference Call
DuPont will release its final fourth quarter and full year 2023 financial results at 6:00 a.m. ET on Tuesday, February 6, 2024. In addition, DuPont will host a conference call at 8:00 a.m. ET that day to discuss its results and business outlook. DuPont is observing a quiet period until it reports on February 6, 2024.

The event will be webcast live and can be accessed on DuPont’s Investors Relations webpage. A replay, along with the earnings release and supporting materials, will also be posted to the website. The dial-in number for the conference call is 888-440-4172 toll-free within the U.S. or +1-646-960-0673. The conference ID is 5994046.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Chris Mecray chris.mecray@dupont.com +1 302-295-5860	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On November 1, 2022, DuPont completed the divestiture, previously announced on February 18, 2022, of the majority of the historical Mobility & Materials segment, including the Engineering Polymers business line and select product lines within the Advanced Solutions and Performance Resins business lines (the “M&M Divestiture”), to Celanese Corporation (“Celanese”). The Company also announced on February 18, 2022, that its Board of Directors approved the divestiture of the Delrin® acetal homopolymer (H-POM) business. On November 1, 2023, DuPont completed the divestiture of the Delrin® business to TJC LP, (the “Delrin® Divestiture” and together with the M&M Divestiture, the "M&M Divestitures”)

The preliminary results of operations for the three and twelve months ended December 31, 2023, present the financial results of the Delrin® Divestiture as discontinued operations. In the comparative periods, the results of operations for both the M&M Divestiture and the Delrin® Divestiture are presented as discontinued operations. Unless otherwise indicated, the discussion of results, including the financial measures further discussed below, refers only to DuPont's Continuing Operations and does not include discussion of balances or activity of the M&M Divestitures.

Cautionary Statement about Preliminary Financial Information and Other Forward-looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," “stabilization,” “confident,” “preliminary,” “initial,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding preliminary results for the fourth quarter and year ended December 31, 2023, and the first quarter 2024 initial outlook. The preliminary financial information and outlook presented in this release are estimates based on information available to management as of the date of this release, have not been reviewed or audited by our independent registered accounting firm, and are subject to change. There can be no assurance that DuPont’s actual results will not differ from the preliminary financial information presented in this release. The preliminary financial information presented in this release should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) risks and uncertainties, related to DuPont’s preliminary financial results for the three and twelve months ended December 31, 2023, and its initial outlook for the first quarter 2024, including that final results may differ due to the completion of the financial closing procedures and/or the annual audit process; changes in facts, circumstances and/or assumptions and/or developments in the interim; (ii) risks and uncertainties related to the settlement agreement concerning PFAS liabilities reached June 2023 with plaintiff water utilities by Chemours, Corteva, EIDP and DuPont, including timing of court approval; (iii) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and between DuPont, Corteva and Chemours, including the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; (iv) ability to achieve anticipated tax treatments in connection with completed and future, if any, divestitures, mergers, acquisitions and other portfolio changes actions and impact of changes in relevant tax and other laws; (v) indemnification of certain legacy liabilities; (vi) failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (vii) risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs from, among other events, pandemics and responsive actions; timing and recovery from demand declines in consumer-facing markets, including in China; adverse changes in worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions; and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or weather related events, that impact the operations of the Company, its customers and/or suppliers; (viii) ability to offset increases in cost of inputs, including raw materials, energy and logistics; (ix) risks associated with demand and market conditions in the semiconductor industry and associated end markets, including from continuing or expanding trade disputes or restrictions, including on exports to China of U.S.-regulated products and technology; (x) risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy including the actual conduct of the company’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; and (xi) other risks to DuPont's business and operations, including the risk of impairment; each as further discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Non-GAAP measures included in this release are defined below.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the M&M Divestitures, do not meet the criteria for discontinued operations and remain reported within continuing operations. A portion of these indirect costs include costs related to activities the Company is performing post-closing of the M&M Divestitures and for which it is/will be reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted EPS is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following page.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Adjusted free cash flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, adjusted free cash flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company's primary source of liquidity, cash provided by operating activities from continuing operations. Management believes adjusted free cash flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company's cash flow and financial performance, and it is an integral measure used in the Company's financial planning process.

Beginning in the second quarter of 2023, the Company has segregated the cash flows from discontinued operations from the cash flows from continuing operations in accordance with ASC 230, Statement of Cash Flows. In connection with this change, the Company updated the definition of adjusted free cash flow to include only activities from continuing operations. The Company believes that excluding cash flows from discontinued operations provides the Company’s investors with better visibility into the underlying businesses cash generation for ongoing businesses. Adjusted free cash flows has been recast for all periods to reflect the change in definition.

Previously, in connection with its earnings release for the third quarter of 2022, the Company updated the definition of adjusted free cash flow to exclude the impact of cash inflows/outflows that are of a certain magnitude, unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. The change was driven by the estimated tax payments associated with the M&M Divestiture which meet the magnitude criterion, were unusual in nature and infrequent in occurrence and were not related to the Company’s ordinary course of business or underlying business liquidity. The Company believes that excluding items of this nature provides the Company’s investors with better understanding of and enables them to compare our underlying business liquidity from period to period. Similar adjustments to the 2021 measures of adjusted free cash flow were not necessary. Following the change to adjusted free cash flow from continuing operations, noted above, adjustments to exclude the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity will be adjusted to the extent they relate to continuing operations. Management notes that for the three and twelve month periods ended December 31, 2023 there were no exclusions for items that are unusual in nature and/or infrequent in occurrence.

Reconciliation of "Income (loss) from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended	Twelve Months Ended
	Dec 31, 2023	Dec 31, 2023
In millions (Unaudited)	(Preliminary)	(Preliminary)
Income (loss) from continuing operations, net of tax (GAAP)	$(370) - $(220)	$460 - $610
+ Benefit from income taxes on continuing operations	(292) - (342)	(2) - (52)
Income (loss) from continuing operations before income taxes	$(662) - $(562)	$458 - $558
+ Depreciation and amortization	294	1,147
- Interest income	23	155
+ Interest expense	101	396
- Non-operating pension/OPEB benefit (costs) credits	(2)	(9)
'- Foreign exchange losses (gains), net	(42)	(73)
+ Future reimbursable indirect costs	1	7
- Adjustments for significant items	(960) - (860)	(1,007) - (907)
Operating EBITDA (non-GAAP)	$715	$2,942

Reconciliation of "Earnings (loss) per common share from continuing operations - diluted" to "Adjusted earnings per share from continuing operations - diluted"	Three Months Ended	Twelve Months Ended
	Dec 31, 2023	Dec 31, 2023
Dollars per share (Unaudited)	(Preliminary)	(Preliminary)
Earnings (loss) per common share from continuing operations - diluted (GAAP)	$(0.88) - $(0.52)	$ 0.92 - $1.28
Less: Significant items	(1.46) - (1.12)	(1.47) - (1.13)
Less: Amortization of intangibles	(0.27)	(1.04)
Less: Non-op pension / OPEB benefit credits	—	(0.02)
Less: Future reimbursable indirect cost	—	(0.01)
Adjusted earnings per share from continuing operations - diluted (non-GAAP)	$0.85 - $0.87	$3.46 - $3.48

Significant Items for the Three and Twelve Months Ended December 31, 2023 on a pre-tax and earnings (loss) per common share from continuing operations - diluted (EPS) basis consist of the following:	Three Months Ended		Twelve Months Ended
	Dec 31, 2023		Dec 31, 2023
	(Preliminary)		(Preliminary)
In millions, except per share amounts (Unaudited)	Pretax [1]	EPS [1]	Pretax [1]	EPS [1]
Acquisition, integration and separation costs [2]	$(5)	$(0.01)	$(20)	$(0.04)
Restructuring and asset related charges - net [3]	(107)	(0.19)	(146)	(0.25)
Goodwill impairment charge [4]	(850) - (750)	(1.97) - (1.74)	(850) - (750)	(1.88) - (1.66)
Gain on divestiture [5]	2	—	9	0.02
Income tax related item [6]	—	0.71 - 0.82	—	0.68 - 0.80
Total significant items (non-GAAP)	$(960) - $(860)	$(1.46) - $(1.12)	$(1,007) - $(907)	$(1.47) - $(1.13)
1.Earnings (loss) per common share from continuing operations - diluted. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
2.Acquisition, integration and separation costs related to the Spectrum Acquisition.
3.Includes severance and other asset related charges related to the 2023-2024 restructuring program.
4.Reflects an estimated range of a non-cash goodwill impairment charge in the Protection Reporting unit within the Water & Protection segment.
5.Reflects a gain adjustment related to a previously divested business.
6.Reflects an estimated range of the global income tax impact of an internal restructuring.

Reconciliation of "Cash provided by operating activities - continuing operations" to "Adjusted free cash flow"[1]	Three Months Ended	Twelve Months Ended
	Dec 31, 2023	Dec 31, 2023
In millions (Unaudited)	(Preliminary)	(Preliminary)
Cash provided by operating activities - continuing operations (GAAP)	$644	$2,189
Capital expenditures	(143)	(617)
Adjusted free cash flow (non-GAAP)	$501	$1,572
1.Adjusted free cash flow is calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on page 4 for additional information.

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